EXHIBIT (a)(10)

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1 ("Amendment No. 1") dated as of March 10, 1999 to the Agreement and Plan of Merger (the "Agreement") dated as of February 15, 1999 among ASA Holdings, Inc., a Georgia corporation (the "Company"), Delta Air Lines, Inc., a Delaware corporation ("Buyer"), and Delta Sub, Inc., a Georgia corporation and an indirect, wholly-owned subsidiary of Buyer ("Merger Subsidiary").

         WHEREAS, the Company, Buyer and Merger Subsidiary have each determined that it is in their respective best interests, and the best interests of their respective stockholders, to amend the Agreement as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement.

         SECTION 2. Amendment of Section 6.04(c). Section 6.04(c) of the Agreement is amended by replacing the second paragraph thereof in its entirety with the following:

                  However, the Company may not exercise its right to terminate under this Section 6.04(c) (and may not enter into a binding written agreement with respect to such an Acquisition Proposal) unless the Company shall have provided to Buyer at least two business days' prior written notice that the Company's Board intends to terminate this Agreement pursuant to this Section 6.04(c), specifying the material terms and conditions of such Acquisition Proposal. Buyer may exercise its right to terminate under this Section 6.04(c) two business days after receiving the notice contemplated by this Section 6.04(c).

         SECTION 3. Amendment of Section 10.01(c). Section 10.01(c)(ii) of the Agreement is hereby amended by adding, immediately after the word "if" in the first line thereof, the phrase ", except in accordance with Section 6.04(c) hereof,"

         SECTION 4. Amendment of Section 11.04. Section 11.04(b) of the Agreement is amended to read in its entirety as follows:

                  (b) The Company agrees to pay Buyer in immediately available funds a termination fee of $5,000,000 (the "Termination Fee") if:

                           (i) this Agreement is terminated by Buyer pursuant to
                  clause (ii) or (iii) of Section 10.01(c); or

                           (ii) within 6 months after termination of this
                  Agreement pursuant to Section 10.01(b)(i), the Company enters into an agreement to consummate an Acquisition Proposal with any Third Party and such Acquisition Proposal shall subsequently be consummated.

         SECTION 5. Confirmation of Agreement. Except as modified or amended in this Amendment No. 1, all terms and conditions in the Agreement remain in full force and effect and are hereby ratified and confirmed.

         SECTION 6. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Georgia, except the conflicts of laws provisions thereof.

         SECTION 7. Counterparts. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective authorized officers as of the day and the year first above written.

                                            ASA HOLDINGS, INC.


                                            By: /s/ George F. Pickett
                                              ---------------------------------
                                               Name:   George F. Pickett
                                               Title:  Chairman and Chief
                                                       Executive Officer


                                            DELTA AIR LINES, INC.


                                            By: /s/ Maurice W. Worth
                                              ---------------------------------
                                               Name:  Maurice W. Worth
                                               Title: Chief Operating Officer


                                            DELTA SUB, INC.


                                            By: /s/ Edward H. West
                                              ---------------------------------
                                               Name:  Edward H. West
                                               Title: Treasurer